Exhibit 23.2





            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the incorporation by reference in this Registration Statement of ENGlobal Corporation on Amendment No. 1 to the Form S-3 of our report, dated March 10, 2005, included in the Annual Report on Form 10-K of ENGlobal Corporation for the year ended December 31, 2004. We also consent to the reference to our firm under the caption "Experts" in the Prospectus, which is part of this Registration Statement.


/s/ Hein & Associates LLP

Hein & Associates LLP

Houston, Texas
December 5, 2005